Exhibit 10.4(d)

HEXCEL CORPORATION
1998 BROAD BASED INCENTIVE STOCK PLAN
As Amended February 3, 2000, February 1, 2001 and January 10, 2002
and Further Amended December 12, 2002

I.    Purpose

        This is the Hexcel Corporation 1998 Broad Based Incentive Stock Plan (the "Plan"). The Plan is intended to attract, retain and provide incentives to officers, Directors and a broad base of Employees and consultants of the Corporation, and to thereby increase overall stockholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares, other stock-based awards or any combination of the foregoing to the eligible participants.

II.    Definitions

          (a)  "Award" includes, without limitation, stock options with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand-alone, combination or tandem basis, as described in or granted under this Plan.

          (b)  "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

          (c)  "Board" means the Board of Directors of the Corporation.

          (d)  "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

          (e)  "Common Stock" means the $.01 par value common stock of the Corporation.

          (f)    "Corporation" means Hexcel Corporation, a Delaware corporation.

          (g)  "Director" shall mean a member of the Board.

          (h)  "Employee" means an employee of the Corporation or a Subsidiary.

          (i)    "Fair Market Value" means the closing price for the Common Stock as reported in publications of general circulation from the New York Stock Exchange Consolidated Transactions Tape on such date, or, if there were no sales on the valuation date, on the next preceding date on which such closing price was recorded; provided, however, that the Committee may specify some other definition of Fair Market Value in good faith with respect to any particular Award.

          (j)    "Participant" means a Director, Employee or consultant who has been granted an Award under the Plan.

          (k)  "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.    Eligibility

        Any Director, Employee or consultant of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award pursuant to the Plan. Notwithstanding the foregoing, no grant shall be made to an officer or Director unless, after giving effect to such grant, at least a majority of the shares of stock and shares of stock underlying options awarded under the Plan during the three year period ending on the date of such grant will have been awarded to Employees who are not officers or Directors.

IV.    Plan Administration

          (a)  Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Directors, eligible Employees and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

          (b)  The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time. The Committee shall have the authority at the time of the grant of any Award to provide for the conditions and circumstances under which such Award shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable. The Committee shall have the authority to cancel an Award (with the consent of the Participant holding such Award) on such terms and conditions as the Committee shall determine.

V.    Capital Stock Subject to the Provisions of This Plan

          (a)  The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section X, and subject to Section V(c) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under this Plan shall be 2,600,000.

          (b)  The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

          (c)  There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (ii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI.    Awards Under This Plan

        As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand-alone, combination or tandem basis:

          (a)  Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

          (b)  Stock Option in lieu of Compensation Election. A right given with respect to a year to a Participant to elect to exchange compensation or fees for stock options.

          (c)  Stock Appreciation Right. A right which may or may not be contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price or other specified amount contained in the Award Agreement.

          (d)  Restricted Shares. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

          (e)  Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

          (f)    Stock Award. An unrestricted transfer of ownership of Common Stock.

          (g)  Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII.    Award Agreements

        Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII.    Other Terms and Conditions

          (a)  Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. No Award granted under the Plan shall be subject to execution, attachment or process.

          (b)  Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

          (c)  Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

          (d)  No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

          (e)  Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

          (f)    Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

          (g)  Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options under this Plan is equal to the maximum number of shares provided for in paragraph (a) of Section V.

IX.    Termination, Modification and Amendments

          (a)  The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule or regulation shall become effective unless the same shall be approved by the requisite vote of the Corporation's stockholders.

          (b)  No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X.    Recapitalization

        The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the per share price thereof set forth in each outstanding Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI.    No Right to Employment

        No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder or in any other agreement applicable between a Participant and the Corporation or a subsidiary.

XII.    Governing Law

        To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII.    Savings Clause

        This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

XIV.    Effective Date and Term

        This 1998 Hexcel Corporation Broad Based Incentive Stock Plan as adopted on February 5, 1998 and amended on February 3, 2000, February 1, 2001 and January 10, 2002 is hereby further amended as of December 12, 2002.

        The Plan shall terminate on February 4, 2008. No Awards shall be granted after the termination of the Plan.